Exhibit 10.1

EXECUTION VERSION

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”), dated as of August 30, 2019, by and between REVEN HOUSING REIT, INC., a Maryland corporation (the “Company”), and CHAD CARPENTER (the “Executive”).

RECITALS

WHEREAS, the Company and the Executive have entered into that certain Amended and Restated Employment Agreement, dated as of August 14, 2018 (the “Employment Agreement”);

WHEREAS, the Company and Executive do now mutually desire to amend certain terms of the Employment Agreement, effective as of the Effective Date (as defined below), by entering into this Amendment;

WHEREAS, this Amendment is being executed and delivered in connection with that certain Agreement and Plan of Merger, of even date herewith (the “Merger Agreement”), by and among SOR PORT Holdings, LLC, a Maryland limited liability company (“Parent”), SOR PORT, LLC, a Maryland limited liability company and a wholly-owned subsidiary of Parent (“Merger Sub”), and the Company, pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent, upon the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, the Executive acknowledges that, as a result of the Merger, the Executive is selling all of his equity interest in the Company, and the goodwill of the Company’s business associated with such interest, to Parent and, therefore, will directly benefit from Parent’s acquisition of such goodwill;

WHEREAS, the Executive is deriving substantial economic benefit from the sale or disposition of the Executive’s interest in the Company to Parent as a result of the Merger;

WHEREAS, upon and after the Merger, Parent will carry on the business of the Company, and therefore, the Executive acknowledges and agrees that it is fair and appropriate to preserve the value of the goodwill of the Company to be purchased by Parent as a result of the Merger by amending the Agreement to ensure that the Executive will not compete with the Company or Parent following the Merger, as set forth in this Amendment;

WHEREAS, the Executive recognizes and agrees that this Amendment is necessary to protect Parent’s interest in the Company, including its goodwill, that will be acquired in connection with the Merger; and

WHEREAS, as an inducement for Parent to consummate the Merger and the other transactions contemplated by the Merger Agreement, the Company and the Executive desire to amend the Agreement in the manner set forth herein in order to protect Parent’s interest in the Company, including its goodwill, and enable Parent to secure more fully the benefits of the Merger.

NOW THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby covenant and agree, effective as of the Effective Date, as follows:

1.           Certain Terms. Capitalized terms used, but not defined, in this Amendment, shall have the respective meanings given them in the Employment Agreement. As used in this Amendment, the terms set forth below have the meanings indicated.

(a)          “Competitive Activity” means any activity that is in competition with the Company with respect to acquisition of portfolios and management of single family residences in which the Company or any of its Related Entities engages as of the Effective Date (unless the Company or such Related Entity no longer engages in, or is planning to engage in, such activity).

(b)          “Related Entity” means any subsidiary, and any business, corporation, partnership, limited liability company or other entity designated by the Board in which the Company or a subsidiary holds a substantial ownership interest, directly or indirectly.

(c)          “Restricted Business” means a person that engages in, or owns or controls a significant interest in any Person that engages in, a Competitive Activity.

(d)          “Territory” means anywhere in any state within the United States in which the Company or any of its subsidiaries conducts business, and any other state in which the Executive performs services for, or on behalf of, the Company or any of its subsidiaries, in each case, as of the Effective Time.

2.           Amendment. The Agreement is hereby amended by inserting the following Section 7(i) immediately following Section 7(h) thereof:

(i)          Non-Competition. At all times during the period commencing on the Effective Date and ending on the first (1st) anniversary thereof, the Executive shall not, directly or indirectly (including, without limitation, through any Affiliate of the Executive), (i) have any ownership interest or other profit participation interest in, enter into a joint venture with, participate in the management, financing, operation or control of, a Restricted Business anywhere in the Territory, (ii) engage or participate in any Competitive Activity within the Territory or (iii) enter the employ of, render any services to, or be connected as an partner, member of the board of directors or managers of, or consultant of, any Restricted Business in the Territory; provided, however, that, notwithstanding the foregoing, the Executive may directly (or indirectly through a mutual fund or similar common investment vehicle) own securities in any entity that is publicly traded on a nationally recognized exchange and that is a Restricted Business, provided that (A) the Executive does not own, of record or beneficially, in the aggregate more than five percent (5%) of the outstanding beneficial ownership of such entity (“excluding the Executive’s beneficial ownership of securities of the Company”) and (B) does not have any active participation in any activity of such entity that constitutes a Competitive Activity.

3.           Representations. Executive acknowledges that: (i) Executive is deriving substantial economic benefit from the sale of equity in the Company to Parent in connection with the Merger; (ii) the covenants and the restrictions contained in this Amendment are necessary, fundamental and required for the protection of Parent’s interest in the Company and to preserve the value of the goodwill of the Company to be purchased by Parent; (iii) Executive is entering into this Agreement solely in connection with the sale of equity in the Company and not in connection with any contemplated employment with Parent or any continued employment with the Company; and (iv) a breach of any of such covenants or any other provision of this Amendment will result in irreparable harm and damage to Parent that cannot be adequately compensated by a monetary award.

4.           Miscellaneous.

(a)          Effective Date. This Amendment shall become effective at, and conditioned upon the occurrence of, the Effective Time (as defined in the Merger Agreement) of the Merger (the “Effective Date”) (it being understood that, if the Merger is not consummated in accordance with the Merger Agreement, this Amendment, and the terms and conditions thereof, will not become effective and will be of no force and effect).

(b)          Counterparts. This Amendment may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

(c)          No Other Amendments. Except as expressly provided in this Amendment, each and every term and condition of the Employment Agreement shall remain unchanged and in full force and effect. From and after the Effective Date, all references to the term “Agreement” in this Amendment or the Employment Agreement shall include the terms and provisions contained in this Amendment.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

Company:

REVEN HOUSING REIT, INC.

By:	/s/ Thad Meyer
Name:	Thad Meyer
Title:	Chief Financial Officer, Chief Operating Officer and Secretary

Executive:

/s/ Chad M. Carpenter
CHAD CARPENTER

[Signature Page to Amendment to Employment Agreement]